EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 12, 2010

March 12, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.3%	0.9%	-6.5%
Class B Units	-0.3%	0.9%	-6.6%
Legacy 1 Class Units	-0.2%	0.9%	-6.1%
Legacy 2 Class Units	-0.2%	0.9%	-6.2%
GAM 1 Class Units	-0.2%	0.8%	-6.4%
GAM 2 Class Units	-0.2%	0.8%	-6.5%
GAM 3 Class Units	-0.2%	0.7%	-6.8%

S&P 500 Total Return Index2	1.1%	4.2%	3.6%
Barclays Capital U.S. Long Government Index2	0.2%	-1.1%	1.8%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Decrease	Reports showing strong grains production in the U.S. and South America
Sugar	Decrease	Increased supply from Brazil’s 2010-2011 sugar crops and decreased demand caused by recent elevated sugar prices
Live Cattle	Increase	Increased speculative buying from large commodity funds

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
Swiss franc	Increase	Swiss National Bank comments that signs of economic recovery in Switzerland are becoming more apparent
U.S. dollar	Decrease	An unexpected decline in U.S. consumer confidence
Australian Dollar	Increase	Improved growth data from China, one of Australia’s largest trade partners

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Crude Oil	Decrease	Uncertainty regarding the pace of the economic recovery in the U.S.
Natural Gas	Decrease	Mild weather forecasts in the U.S. and ongoing elevated supply forecasts

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
Hang Seng Index	Increase	Optimism regarding the future of the Asian financial markets
North American equity markets	Increase	Strength in the U.S. banking sector

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury Bonds	Increase	Positive results from the recent treasury auction
German Bunds	Decrease	Decreased demand for Bunds following a strong auction of Portuguese sovereign debt

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Decrease	Short-term U.S. dollar strength and increased investor risk appetite following easing concerns about the recent financial turmoil in Greece
Copper	Decrease	Reports that Chinese demand for copper may be waning
Aluminum	Increase	Forecasts that global aluminum supplies could tighten

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.